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                                                                    Exhibit 99.1


   Edgewater Technology, Inc. Announces Successful Sale of Robert Walters plc
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                      Through IPO on London Stock Exchange
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Fayetteville, AR - July 5, 2000 - Edgewater Technology, Inc. (NASDAQ: EDGW),
previously known as StaffMark, Inc. ("Edgewater"), today announced an initial public offering ("IPO") of 69,500,000 shares of its indirect wholly-owned subsidiary Robert Walters plc ("Robert Walters") at a price of 170 pence per share. The shares will be listed on the London Stock Exchange.

The offering includes 67,200,000 existing shares being sold by Edgewater, and 2,300,000 new shares being sold by Robert Walters. Edgewater has also granted the underwriters a thirty (30) day over-allotment option of an additional 10,400,000 existing shares. Edgewater's share of offering gross proceeds will be (Pounds)114.2 million (approximately $172.5 million at current exchange rates) prior to offering commissions, fees and expenses. If the over-allotment option is exercised, Edgewater's share of offering gross proceeds will be (Pounds)131.9 million (approximately $199.2 million at current exchange rates) prior to offering commissions, fees and expenses. The proceeds from the new shares offered by Robert Walters will be retained for Robert Walters general corporate purposes and development of its Internet strategy. Shares in Robert Walters began trading on a conditional basis on the London Stock Exchange on July 6, 2000 with closing expected to occur on July 13, 2000, subject to customary underwriting closing conditions.

Net proceeds from Edgewater's sale of Robert Walters shares will be used to pay off Edgewater bank debt (approximately $92.5 million), and the remaining net proceeds are expected to be redeployed in a manner designed to enhance stockholder value and the capital position of its e-business consultancy, Edgewater Technology.

Last week Edgewater announced the sale of its Commercial Services Division to Stephens Group Inc., for $190.1 million, including the sale of the name StaffMark. Edgewater continues to evaluate strategic alternatives for its other remaining businesses - IntelliMark, ClinForce and Strategic Legal Resources - which could result in Edgewater Technology remaining as the primary operating unit of Edgewater.

Commenting on the announcement, Clete Brewer, Chairman and Chief Executive of Edgewater Technology, Inc. said, "We are very pleased that the IPO of Robert Walters has been so well received by the market. The close of the Robert Walters IPO will better enable us to enhance stockholder value and focus our resources on the successful and profitable Edgewater Technology business."

Edgewater Technology, located in Boston's Route 128 technology corridor, is an award-winning e-business consultancy. Edgewater Technology applies its e-strategy, e-solutions and outsourcing services to vertical markets such as retail e-commerce, financial and asset management, healthcare, facilities management and emerging markets. Edgewater Technology brings mission-critical e-solutions to clients in the middle market.

About Edgewater
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Edgewater Technology, Inc., formerly known as StaffMark, Inc., provides human resource and business solutions through four specialty platforms: IntelliMark information technology staffing and solutions; ClinForce clinical trials support services; Strategic Legal Resources legal staffing and Edgewater Technology, an e-business consulting firm. Find more information at www.edgewater.com

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This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to the pending disposition of equity interests in the Robert Walters Plc consultancy,
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the gross offering proceeds, the amount and the anticipated uses of proceeds from such disposition, potential strategic alternatives for Edgewater's other businesses and planned-e-commerce growth and competitive initiatives for the Edgewater Technology e-business consulting unit. Words such as "begin," "pursuing," "reviewed," "could," "will," "intend," "increasing," "provide," "should," "focus," "believe," "expect," "continue," and "plan," or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, disposition proceeds, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (i) an inability to successfully complete the Robert Walters Plc public share offering; (ii) declines in demand for placement (permanent or temporary) of staffing or solutions services; (iii) changes in industry trends, such as changes in the demand for or supply of professional/information technology staffing or e-solutions personnel, whether on a temporary or permanent placement basis; (iv) adverse developments involving debt, equity, currency or technology market conditions; (v) failure to obtain new customers or retain significant existing customers; (vi) loss of key executives; and/or (vii) general economic and business conditions (whether foreign, national, state or local) which include but are not limited to changes in interest or currency exchange rates. Actual events or results also may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the headings "Management Discussion and Analysis - Possible Robert Walters Flotation," "-Foreign Currency Translation" and "-Special Note Regarding Forward Looking Statements" in the Company's Quarterly Report on Form 10-Q filed with the Securities & Exchange Commission on May 8, 2000, "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form 10-K filed with the Securities & Exchange Commission on March 20, 2000, and under the heading "Potential Risks, Detriments and Other Considerations Associated With The Transaction" in the Company's definitive proxy statement dated September 25, 1998, which was filed with the Securities & Exchange Commission on September 25, 1998.

For further information:

Lekha Rao, Brunswick Group  212-333-3810